UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2009

1-12340

(Commission File Number)

GREEN MOUNTAIN COFFEE ROASTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	03-0339228
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

33 Coffee Lane, Waterbury, Vermont 05676

(Address of registrant’s principal executive office)

(802) 244-5621

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 27, 2009, Green Mountain Coffee Roasters, Inc. (the “Company”) completed its acquisition of the “Tully’s” coffee brand and the assets related to the Tully’s Coffee Corporation (“Tully’s”) wholesale business pursuant to the terms of the previously disclosed Asset Purchase Agreement dated September 15, 2008, as amended by Amendment No. 1 thereto dated November 12, 2008 and Amendment No. 2 thereto dated February 6, 2009 by and among the Company, Tully’s and Tully’s Bellaccino, LLC. The Company paid a total purchase price in cash of $40.3 million, which was financed through the Company’s existing senior revolving credit facility. The purchase price is subject to an inventory adjustment to be calculated within 120 days of March 27, 2009.

Item 7.01 Regulation FD Disclosure.

The disclosure set forth under Item 2.01 is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Asset Purchase Agreement dated September 15, 2008 by and between Green Mountain Coffee Roasters, Inc., Tully’s Coffee Corporation and Tully’s Bellaccino, LLC (incorporated by reference to Exhibit 10.26 in the Annual Report on Form 10-K for the fiscal year ended September 27, 2008).

10.2 Amendment No. 1 dated November 12, 2008 to Asset Purchase Agreement by and between Tully’s Coffee Corporation, Tully’s Bellaccino, LLC and Green Mountain Coffee Roasters, Inc. dated September 15, 2008 (incorporated by reference to Exhibit 10.28 in the Annual Report on Form 10-K for the fiscal year ended September 27, 2008).

10.3 Amendment No. 2 dated February 6, 2009 to Asset Purchase Agreement by and between Tully’s Coffee Corporation, Tully’s Bellaccino, LLC and Green Mountain Coffee Roasters, Inc. dated September 15, 2008 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

By:	/s/ Frances G. Rathke
Name:	Frances G. Rathke
Title:	Chief Financial Officer

Date: March 27, 2009

EXHIBIT INDEX

10.3 Amendment No. 2 dated February 6, 2009 to Asset Purchase Agreement by and between Tully’s Coffee Corporation, Tully’s Bellaccino, LLC and Green Mountain Coffee Roasters, Inc. dated September 15, 2008.